Exhibit 10.5
SUTURA, INC.
2006 STOCK OPTION PLAN
     1. Purpose of the Plan. The purpose of this Sutura, Inc. 2006 Stock Option Plan is to offer certain Employees, Non-Employee Directors, and Consultants the opportunity to acquire a proprietary interest in the Company by the grant of options to purchase Common Stock. Through the Plan, the Company and its subsidiaries seek to attract, motivate, and retain highly competent persons. The success of the Company and its Related Corporations are dependent upon the efforts of these persons. An Option granted under the Plan may be a Non-Statutory Stock Option or an Incentive Stock Option, as determined by the Administrator.
     2. Definitions. As used herein, the following definitions shall apply.
          “Act” shall mean the Securities Act of 1933, as amended.
          “Administrator” shall mean the Board or any one of the Committees.
          “APB 25” shall mean Opinion 25 of the Accounting Principles Board, as amended, and any successor thereof.
          “Board” shall mean the Board of Directors of the Company.
          “Cause” shall have the meaning given to it under California law or as provided in any applicable employment agreement or employee handbook of the Company, each as determined applicable and as interpreted by the Administrator.
          “Change in Control” shall mean: (i) the acquisition by any entity, person, or group (other than the Company, any one of its Related Corporations, or an employee benefit plan maintained by the Company or any one of its Related Corporations) of beneficial ownership of 80% or more of the outstanding voting stock (other than preferred stock) of the Company; (ii) the occurrence of a transaction requiring shareholder approval for the acquisition of the Company by the purchase of stock or assets, or by merger, or otherwise; or (iii) the election during any period of 24 months or less of 80% or more of the members of the Board without the approval of the nomination of such members by a majority of the Board consisting of members who were serving at the beginning of such period.
          “Code” shall mean the Internal Revenue Code of 1986, as amended.
          “Committee” shall mean a committee appointed by the Board.
          “Common Stock” shall mean the common stock of the Company, without par value.
          “Company” shall mean Sutura, Inc., a Delaware corporation.
          “Consultant” shall mean any natural person who performs bona fide services for the Company or a Related Corporation as a consultant or advisor, excluding Employees and

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Non-Employee Directors; provided, however, that such services must not be in connection with the offer or sale of securities in a capital raising transaction, and such person does not directly or indirectly promote or maintain a market for the Company’s securities.
          “Date of Grant” shall mean the effective date as of which the Administrator grants an Option to an Optionee.
          “Disability” shall mean total and permanent disability as defined in Section 22(e)(3) of the Code.
          “Employee” shall mean any individual who is a common-law employee of the Company or a Related Corporation.
          “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
          “Exercise Price” shall mean the exercise price of a share of Optioned Stock.
          “Fair Market Value” shall mean, as of any date, the value of Common Stock determined as follows:
          (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation, the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
          (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock quoted by such recognized securities dealer on the last market trading day prior to the day of determination; or
          (iii) In the absence of an established market for the Common Stock, its Fair Market Value shall be determined, in good faith, by the Administrator.
For purposes of (iii) above, the Administrator may, but is not required to, engage an outside valuation firm to help it determine the Fair Market Value of a Share, and such firm may use such valuation method(s) as are standard in its profession to value non-public companies.
          “FASB” shall mean the Financial Accounting Standards Board.
          “Immediate Family” shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law and shall include adoptive relationships.
          “Incentive Stock Option” shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

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          “Mature Shares” shall mean Shares that had been held by the Optionee for a meaningful period of time such as six months or such other period of time that is consistent with FASB’s interpretation of APB 25.
          “Non-Employee Director” shall mean a non-employee member of the Board.
          “Notice of Stock Option Grant” shall mean the notice delivered by the Company to the Optionee evidencing the grant of an Option.
          “Non-Statutory Stock Option” shall mean an Option not intended to qualify as an Incentive Stock Option.
          “Option” shall mean a stock option granted pursuant to the Plan.
          “Option Agreement” shall mean a written agreement that evidences an Option in such form as the Administrator shall approve from time to time.
          “Optioned Stock” shall mean the Common Stock subject to an Option.
          “Optionee” shall mean any person who receives an Option.
          “Person” shall be construed broadly and shall include, without limitation, an individual, a partnership, an investment fund, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, and a governmental entity or any department, agency or political subdivision thereof.
          “Plan” shall mean the Sutura, Inc. 2006 Stock Option Plan.
          “Qualified Note” shall mean a recourse note, with a market rate of interest, that may, at the discretion of the Administrator, be secured by the Optioned Stock or otherwise.
          “Related Corporation” shall mean any parent or subsidiary (as defined in Sections 424(e) and (f) of the Code) of the Company.
          “Rule 16b-3” shall mean Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3.
          “Section 280G Approval” shall mean the stockholder approval obtained in compliance with the requirements of Code Section 280G(b)(5)(B), as amended, and any successor thereof, and the regulations or proposed regulations promulgated thereunder, as determined by the Administrator in its sole discretion.
          “Service” shall mean the performance of services for the Company (or any Related Corporation) by an Employee, Non-Employee Director, or Consultant, as determined by the Administrator in its sole discretion. Service shall not be considered interrupted in the case of: (i) a change of status (i.e., from Employee to Consultant, Non-Employee Director to Consultant, or any other combination); (ii) transfers between locations of the Company or between the Company and any Related Corporation; or (iii) a leave of absence approved by the

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Company or a Related Corporation. A leave of absence approved by the Company or a Related Corporation shall include sick leave, military leave, or any other personal leave approved by an authorized representative of the Company or a Related Corporation.
          “Service Provider” shall mean an Employee, Non-Employee Director, or Consultant.
          “Share” shall mean a share of Common Stock.
          “Taxes” shall mean the federal, state, and local income, employment and excise tax liabilities incurred by the Optionee in connection with his/her Options.
          “10% Shareholder” shall mean the owner of stock (as determined under Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any Related Corporation).
          “Termination Date” shall mean the date on which an Optionee’s Service terminates, as determined by the Administrator in its sole discretion.
     3. Administration of the Plan.
          (a) Plan Procedure.
          (i) Multiple Administrative Bodies. The Plan may be administered by different Committees with respect to different groups of Service Providers.
          (ii) Section 162(m). To the extent that the Administrator determines that it is desirable to qualify Options as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee comprised solely of two or more “outside directors” within the meaning of Section 162(m) of the Code.
          (iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.
          (iv) Other Administration. Other than as provided for above, the Plan shall be administered by (A) the Board or (B) a Committee, which Committee shall be constituted to satisfy applicable laws.
          (v) Grant of Incentive Stock Options. If and until such time as this Plan is approved within 12 months from the date hereof by the holders of a majority of the outstanding Shares of the Company entitled to vote thereon, no Incentive Stock Option(s) may be granted under the Plan; provided that regardless of such approval that Non-Statutory Stock Options may be granted under the Plan.
          (b) Powers of the Administrator. Subject to the provisions of the Plan and in the case of specific duties delegated by the Administrator, and subject to the approval of relevant

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authorities, including the approval, if required, of any stock exchange or national market system upon which the Common Stock is then listed, the Administrator shall have the authority, in its sole discretion:
          (i) to determine the Fair Market Value of the Common Stock;
          (ii) to select the Service Providers to whom Options may, from time to time, be granted under the Plan;
          (iii) to determine whether and to what extent Options are granted under the Plan;
          (iv) to determine the number of Shares that are covered by an Option;
          (v) to approve the terms of the Option Agreements;
          (vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option. Such terms and conditions may include, but are not limited to, the Exercise Price, the status of an Option (Non-Statutory Stock Option or Incentive Stock Option), the time or times when the Option may be exercised, any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding the Option or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;
          (vii) to determine the method of payment of the Exercise Price;
          (viii) to reduce the Exercise Price of any Option to the then current Fair Market Value if the Fair Market Value of the Optioned Stock has declined since the Date of Grant of such Option;
          (ix) to delegate to others responsibilities to assist in administering the Plan; and
          (x) to construe and interpret the terms of the Plan, Option Agreements, and any other documents related to the Options.
          (c) Effect of Administrator’s Decision. All decisions, determinations, and interpretations of the Administrator shall be final and binding on all Optionees and any other holders of any Options. The Administrator’s decisions and determinations under the Plan need not be uniform and may be made selectively among Optionees whether or not such Optionees are similarly situated.
          (d) Liability. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his/her behalf in his/her capacity as a member of the Committee for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or

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expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or bad faith. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power the Company may have to indemnify them or hold them harmless.
     4. Stock Subject To The Plan.
          (a) Basic Limitation. The total number of Shares subject to issuance under the Plan may not exceed 20,000,000 subject to the adjustments provided for in Section 8 of the Plan.
          (b) Additional Shares. In the event that any outstanding Option expires or is canceled or otherwise terminated, the Shares allocable to the unexercised portion of such Option shall again be available for the purposes of the Plan. In the event that Shares issued under the Plan are reacquired by the Company at their original purchase price, such Shares shall again be available for the purposes of the Plan, except that the aggregate number of Shares which may be issued upon the exercise of Incentive Stock Options shall in no event exceed 20,000,000 Shares, subject to the adjustments provided for in Section 8 of the Plan.
     5. Eligibility. The persons eligible to participate in the Plan shall be limited to Employees, Non-Employee Directors, and Consultants who have the potential to impact the long-term success of the Company and/or its Related Corporations and who have been selected by the Administrator to participate in the Plan; provided, however, Employees and Non-Employee Directors of a parent of the Company are not eligible to participate in the Plan.
     6. Option Terms. Each Option shall be evidenced by an Option Agreement, in the form approved by the Administrator and may contain such provisions as the Administrator deems appropriate; provided, however, that each Option Agreement shall comply with the terms specified below. Each Option Agreement evidencing an Incentive Stock Option shall, in addition, be subject to Section 7 below.
          (a) Exercise Price.
          (i) The Exercise Price of an Option shall be determined by the Administrator but shall not be less than 85% (110% in the case of a person who owns, on the Date of Grant of such Option, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Related Corporation) of the Fair Market Value of a Share on the Date of Grant of such Option.
          (ii) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator and may consist entirely of (A) cash, (B) check, (C) Mature Shares, (D) Qualified Note, or (E) any combination of the foregoing methods of payment. The Administrator may also permit an Optionee to pay all or any part of his or her Exercise Price by attesting to the ownership of Shares that are already owned by the Optionee. Such Shares shall be surrendered to the Company in good form for transfer and shall be

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valued at their Fair Market Value on the date when the Option is exercised. An Optionee may not attest to the ownership of Shares in payment of the Exercise Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.
          (b) Vesting. Any Option granted hereunder shall be exercisable and shall vest at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement, but in the case of an Optionee who is not an officer of the Company, a Non-Employee Director, or a Consultant, an Option or Shares purchased thereunder shall vest at a rate of at least 25% per year. An Option may not be exercised for a fraction of a Share.
          (c) Term of Options. No Option shall have a term in excess of 10 years measured from the Date of Grant of such Option.
          (d) Procedure for Exercise. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Administrator in accordance with the terms of the Option Agreement by the person entitled to exercise the Option and full payment of the applicable Exercise Price for the Share being exercised has been received by the Administrator. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Subsection (a)(ii) above.
          (e) Effect of Termination of Service.
          (i) Termination of Service. Upon termination of an Optionee’s Service, other than due to death, Disability, or Cause, the Optionee may exercise his/her Option, but only on or prior to the date that is three months following the Optionee’s Termination Date, and only to the extent that the Optionee was entitled to exercise such Option on the Termination Date (but in no event later than the expiration of the term of such Option, as set forth in the Notice of Stock Option Grant to the Option Agreement). If, on the Termination Date, the Optionee is not entitled to exercise the Optionee’s entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination of Service, the Optionee does not exercise his/her Option within the time specified herein, the Option shall terminate, and the Optioned Stock shall revert to the Plan.
          (ii) Disability of Optionee. In the event of termination of an Optionee’s Service due to his/her Disability, the Optionee may exercise his/her Option, but only on or prior to the date that is six months following the Termination Date, and only to the extent that the Optionee was entitled to exercise such Option on the Termination Date (but in no event later than the expiration date of the term of his/her Option, as set forth in the Notice of Stock Option Grant to the Option Agreement). To the extent the Optionee is not entitled to exercise the Option on the Termination Date, or if the Optionee does not exercise the Option to the extent so entitled within the time specified herein, the Option shall terminate, and the Optioned Stock shall revert to the Plan.

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          (iii) Death of Optionee. In the event that an Optionee should die while in Service, the Optionee’s Option may be exercised by the Optionee’s estate or by a person who has acquired the right to exercise the Option by bequest or inheritance, but only on or prior to the date that is six months following the date of death, and only to the extent that the Optionee was entitled to exercise the Option at the date of death (but in no event later than the expiration date of the term of his/her Option, as set forth in the Notice of Stock Option Grant to the Option Agreement). If, at the time of death, the Optionee was not entitled to exercise his/her entire Option, the Shares covered by the unexercisable portion of the Option shall immediately revert to the Plan. If after death, the Optionee’s estate or a person who acquires the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Optioned Stock shall revert to the Plan.
          (iv) Cause. In the event of termination of an Optionee’s Service due to Cause, the Optionee’s Options shall terminate on the Termination Date.
          (v) Post Termination of Service The Administrator shall have complete discretion, exercisable either at the time an Option is granted or at any time while the Option remains outstanding, to:
          (A) extend the period of time for which the Option is to remain exercisable following the Optionee’s cessation of Service from the limited exercise period otherwise in effect for that Option to such greater period of time as the Administrator shall deem appropriate, but in no event beyond the expiration of the Option term; and/or
          (B) permit the Option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested Shares for which such Option is exercisable at the time of the Optionee’s cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.
          (f) Shareholder Rights. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 8 below.
          (g) Non-transferability of Options. Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. Notwithstanding the foregoing, the Administrator, in its sole discretion, may allow an Optionee to: (i) transfer his or her Option to a trust where under Section 671 of the Code and other applicable laws, the Optionee is considered the sole beneficial owner of the Option while

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it is held in the trust; and (ii) gift his or her Non-Statutory Stock Option to a member of the Optionee’s Immediate Family, or to an inter vivos or testamentary trust in which members of the Optionee’s Immediate Family have a beneficial interest of more than 50% and which provides that such Non-Statutory Stock Option is to be transferred to the beneficiaries upon the Optionee’s death.
     7. Incentive Stock Options. The terms specified below shall be applicable to all Incentive Stock Options, and these terms shall, as to such Incentive Stock Options, supercede any conflicting terms in Section 6 above. Options which are specifically designated as Non-Statutory Stock Options when issued under the Plan shall not be subject to the terms of this Section.
          (a) Eligibility. Incentive Stock Options may only be granted to Employees.
          (b) Exercise Price. The Exercise Price of an Incentive Stock Option shall not be less than 100% of the Fair Market Value of a Share on the Date of Grant of such Option, except as otherwise provided in Subsection (d) below.
          (c) Dollar Limitation. In the case of an Incentive Stock Option, the aggregate Fair Market Value of the Optioned Stock (determined as of the Date of Grant of each Option) with respect to Options granted to any Employee under the Plan (or any other option plan of the Company or any Related Corporation) that may for the first time become exercisable as Incentive Stock Options during any one calendar year shall not exceed the sum of $100,000. An Incentive Stock Option is considered to be first exercisable during a calendar year if the Incentive Stock Option will become exercisable at any time during the year, assuming that any condition on the Optionee’s ability to exercise the Incentive Stock Option related to the performance of services is satisfied. If the Optionee’s ability to exercise the Incentive Stock Option in the year is subject to an acceleration provision, then the Incentive Stock Option is considered first exercisable in the calendar year in which the acceleration provision is triggered. To the extent the Employee holds two or more Options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such Options as Incentive Stock Options shall be applied on the basis of the order in which such Options are granted. However, because an acceleration provision is not taken into account prior to its triggering, an Incentive Stock Option that becomes exercisable for the first time during a calendar year by operation of such provision does not affect the application of the $100,000 limitation with respect to any Incentive Stock Option exercised prior to such acceleration. Any Options in excess of this limitation shall automatically be treated as Non-Statutory Stock Options.
          (d) 10% Shareholder. If any Employee to whom an Incentive Stock Option is granted is a 10% Shareholder, then the Exercise Price shall not be less than 110% of the Fair Market Value of a Share on the Date of Grant of such Option, and the Option term shall not exceed five years measured from the Date of Grant of such Option.
          (e) Change in Status. In the event of an Optionee’s change of status from Employee to Consultant or to Non-Employee Director, an Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax

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purposes as a Non-Statutory Stock Option three months and one day following such change of status.
          (f) Approved Leave of Absence. If an Optionee is on an approved leave of absence, and the Optionee’s reemployment upon expiration of such leave is not guaranteed by statute or contract, including Company policies, then on the 91st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Statutory Stock Option.
     8. Adjustments Upon Changes in Capitalization.
          (a) Changes in Capitalization. The number of Shares covered by each outstanding Option, and the number of Shares which have been authorized for which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the Exercise Price per Share covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding Shares resulting from a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued and outstanding Shares, effected without the receipt of consideration by the Company. Such adjustment shall be made by the Administrator, to the extent possible, so that the adjustment shall not result in an accounting consequence under APB 25 and FASB Interpretation No. 44, as amended, and any successor thereof. The Administrator’s determination with respect to the adjustment shall be final, binding, and conclusive.
          (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company is not a Change in Control, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. In such event, the Administrator, in its discretion, may provide for an Optionee to fully vest in his/her Option. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option shall lapse as to all such Shares. To the extent it has not been previously exercised, an Option will terminate upon termination or liquidation of the Company.
     9. Change in Control.
          (a) Except as otherwise provided for in the Optionee’s Option Agreement, in the event of a Change in Control, the Company and the successor corporation, if any, may agree (without the Optionee’s consent):
          (i) that, subject to Subsection (b) below, all Options that are outstanding on the date that immediately precedes the date of the Change in Control shall become exercisable on the date that immediately precedes the date of the Change in Control and the Administrator shall notify the Optionees of their Options’ exercisability at least 21 days prior to the date of the Change in Control so that the Optionees can decide whether or not to exercise their Options on the date that immediately precedes the

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date of the Change in Control. Effective as of the date of the Change in Control, the Plan shall terminate and all unexercised Options shall be cancelled;
          (ii) that the successor corporation or its parent shall assume the Plan and all outstanding Options effective as of the date of the Change in Control, and provided that all Options that are outstanding on the date that immediately precedes the date of the Change in Control shall become exercisable on the date that immediately precedes the date of the Change in Control;
          (iii) to terminate the Plan and cancel all outstanding Options effective as of the date of the Change in Control and replace such Options with comparable options in the successor corporation or parent thereof (the determination of comparability shall be made by the Administrator, and its determination shall be final, binding, and conclusive), provided that all Options that are outstanding on the date that immediately precedes the date of the Change in Control shall become exercisable on the date that immediately precedes the date of the Change in Control; or
          (iv) to terminate the Plan and cancel all outstanding Options effective as of the date of the Change in Control and, subject to Subsection (b) below, deliver to the Optionee in lieu thereof the difference between the Fair Market Value of a Share on the date of the Change in Control and the Exercise Price of the Optionee’s Option, multiplied by the number of Shares to which the Option relates, provided that all Options that are outstanding on the date that immediately precedes the date of the Change in Control shall become exercisable on the date that immediately precedes the date of the Change in Control
          (b) Notwithstanding the foregoing, unless Section 280G Approval has been obtained, no acceleration of exercisability or payment shall occur under Subsection (a) above to the extent that such acceleration or payment would, after taking into account any other payments in the nature of compensation to which the Optionee would have a right to receive from the Company and any other Person contingent upon the occurrence of such Change in Control, result in a “parachute payment” as defined in Section 280G(b)(2) of the Code.
          (c) The outstanding Options shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.
     10. Modification, Extension, and Assumption of Options. Within the limitations of the Plan, the Board may modify, extend, or assume outstanding Options or may accept the cancellation of outstanding Options (whether granted by the Company or another issuer) in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price. Notwithstanding the foregoing, no modification of an Option shall, without the consent of the Optionee, impair the Optionee’s rights or increase the Optionee’s obligations under such Option.
     11. Share Escrow/Legends. Unvested Shares issued under the Plan may, in the Administrator’s discretion, be held in escrow by the Company until the Optionee’s interest in

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such Shares vests or may be issued directly to the Optionee with restrictive legends on the certificates evidencing those unvested Shares.
     12. Tax Withholding.
          (a) The Company’s obligation to deliver Shares upon the exercise of Options or deliver Shares or remove any restricted legends upon vesting of such Shares under the Plan shall be subject to the satisfaction of all applicable, if any, federal, state and local income and employment tax withholding requirements.
          (b) The Administrator may, in its discretion, provide any or all holders of Non-Statutory Stock Options or unvested Shares under the Plan with the right to use previously vested Shares in satisfaction of all or part of the Taxes incurred by such holders in connection with the exercise of their Options or the vesting of their Shares; provided, however, that this form of payment shall be limited to the withholding amount calculated using the minimum statutory rates. Such right may be provided to any such holder in either or both of the following formats:
          (i) Stock Withholding: The election to have the Company withhold, from the Shares otherwise issuable upon the exercise of such Non-Statutory Stock Option or the vesting of such Shares, a portion of those Shares with an aggregate Fair Market Value equal to the Taxes calculated using the minimum statutory withholding rates interpreted in accordance with APB 25 and FASB Interpretation No. 44.
          (ii) Stock Delivery: The election to deliver to the Company, at the time the Non-Statutory Stock Option is exercised or the Shares vest, one or more Shares previously acquired by such holder (other than in connection with the Option exercise or Share vesting triggering the Taxes) with an aggregate Fair Market Value equal to the Taxes calculated using the minimum statutory withholding rates interpreted in accordance with APB 25 and FASB Interpretation No. 44.
     13. Effective Date and Term of the Plan. The Plan shall become effective as of January 6, 2006. Unless sooner terminated by the Administrator, the Plan shall continue until the day prior to the tenth anniversary of the date on which the Board adopted the Plan. When the Plan terminates, no Options shall be granted under the Plan thereafter. The termination of the Plan shall not affect any Shares previously issued or any Option previously granted under the Plan.
     14. Time of Granting Options. The Date of Grant of an Option shall, for all purposes, be the date on which the Administrator makes the determination to grant such Option, or such other date as determined by the Administrator; provided, however, that any Option granted prior to the date on which the Plan is approved the Company’s shareholders shall be subject to the shareholders’ approval of the Plan. Notice of the determination shall be given to each Service Provider to whom an Option is so granted within a reasonable period of time after the date of such grant.

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     15. Amendment and Termination of the Plan.
          (a) Amendment and Termination. The Board may at any time amend, alter, suspend, or discontinue the Plan, but no amendment, alteration, suspension, or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made without his/her consent. In addition, to the extent necessary and desirable to comply with Section 422 of the Code (or any other applicable law or regulation, including the requirements of any stock exchange or national market system upon which the Common Stock is then listed), the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.
          (b) Effect of Amendment and Termination. Any such amendment or termination of the Plan shall not affect Options already granted, and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.
     16. Regulatory Approvals.
          (a) The implementation of the Plan, the granting of any Option and the issuance of any Shares upon the exercise of any granted Option shall be subject to the Company’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Options granted under it, and the Shares issued pursuant to it.
          (b) No Shares or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement (if required) for the Shares issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which the Common Stock is then listed for trading (if any).
     17. No Employment/Service Rights. Nothing in the Plan shall confer upon the Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Related Corporation employing or retaining such person) or of the Optionee, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause.
     18. Shareholder Approval. The Plan shall be subject to approval by the shareholders of the Company within 12 months before or after the date the Plan is adopted by the Board. Such shareholder approval shall be obtained in the degree and manner required under applicable state and federal law and the rules of any stock exchange or national market system upon which the Common Stock is then listed or traded.

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     19. Financial Reports. The Company shall deliver to the Optionees and the shareholders who have received Shares under the Plan a balance sheet and an income statement at least annually, unless such individual is a key Employee whose duties in connection with the Company (or any Related Corporation) assure such individual access to equivalent information.
     20. Market Stand-Off. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Act, including the Company’s initial public offering, the Optionee shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Shares acquired under this Plan without the prior written consent of the Company or its underwriters. Such restriction (the “Market Stand-Off”) shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Company or such underwriters. In no event, however, shall such period exceed 180 days. In the event of the declaration of a stock dividend, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Shares subject to the Market Stand-Off, or into which such Shares thereby become convertible, shall immediately be subject to the Market Stand-Off. In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Shares acquired under this Plan until the end of the applicable stand-off period. The Company’s underwriters shall be beneficiaries of the agreement set forth in this Section. This Section shall not apply to Shares registered in the public offering under the Act, and the Optionee shall be subject to this Section only if the directors and officers of the Company are subject to similar arrangements.

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     21. Governing Law. This Plan shall be governed by Delaware law, applied without regard to conflict of law principles.
          IN WITNESS WHEREOF, the Company, by its duly authorized officer, has executed this Plan effective as of January 6, 2006.

SUTURA, INC.

By:

Its:

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